   As filed with the Securities and Exchange Commission on November 12, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------


                       THE MERIDIAN RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                                           76-0319553
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

    15995 N. BARKER'S LANDING,
            SUITE 300                                          77079
          HOUSTON, TEXAS
(Address of Principal Executive Offices)                     (Zip Code)

       TEXAS MERIDIAN RESOURCES CORPORATION 1995 LONG-TERM INCENTIVE PLAN
       TEXAS MERIDIAN RESOURCES CORPORATION 1997 LONG-TERM INCENTIVE PLAN
           CAIRN ENERGY USA, INC. 1993 STOCK OPTION PLAN, AS AMENDED
       CAIRN ENERGY USA, INC. 1993 DIRECTORS STOCK OPTION PLAN, AS AMENDED
                           (Full title of the plans)

                             JOSEPH A. REEVES, JR.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       THE MERIDIAN RESOURCE CORPORATION
                      15995 N. BARKER'S LANDING, SUITE 300
                              HOUSTON, TEXAS 77079
                    (Name and address of agent for service)


                                 (281) 558-8080
         (Telephone number, including area code, of agent for service)

                           -------------------------

                                 With Copy to:
                                 CURTIS W. HUFF
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                    PROPOSED             PROPOSED MAXIMUM          AMOUNT OF
TITLE OF SECURITIES TO BE     AMOUNT TO BE       MAXIMUM OFFERING       AGGREGATE OFFERING        REGISTRATION
       REGISTERED              REGISTERED        PRICE PER SHARE(1)          PRICE(1)                 FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value     2,742,899(2)        $12.34375              $33,857,659               $10,260
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of the Common Stock as reported by the New York Stock Exchange, Inc. on November 10, 1997.

(2) Includes (i) 949,659 shares of Common Stock issuable pursuant to the Texas Meridian Resources Corporation 1995 Long-Term Incentive Plan,
         (ii) 949,659 shares of Common Stock issuable pursuant to the Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan, (iii) 731,341 shares of Common Stock issuable pursuant to the Cairn Energy USA, Inc. 1993 Stock Option Plan, as amended, and (iv) 112,240 shares of Common Stock issuable pursuant to the Cairn Energy USA, Inc. 1993 Directors Stock Option Plan, as amended, and (v) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of each of the plans referred to in clauses
         (i) through (iv).

================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The Meridian Resource Corporation, a Texas corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A dated April 30, 1997;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         4.      The Registrant's Current Report on Form 8-K dated July 3, 1997;

         5. The Registrant's Current Report on Form 8-K dated September 12, 1997; and

         6. The description of the Registrant's common stock, $.01 par value ("Common Stock"), contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on March 19, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Second Amended and Restated Articles of Incorporation of the Registrant contain provisions which eliminate the personal liability of the Registrant's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any transaction from which the director derived an improper personal benefit or any act or omission for which liability is expressly provided by an applicable statute.

         Article XII of the Registrant's By-laws contains detailed provisions for the indemnification by the Registrant of current and former directors, officers, employees and agents of the Registrant on terms that have been derived from Article 2.02-1 of the Texas Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

         4.1     --       Second Amended and Restated Articles of Incorporation
                          of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form
                          10-K for the fiscal year ended December 31, 1991, as amended by the Company's Form 8 filed March 8, 1993).

         4.2     --       Amendment to the Second Amended and Restated Articles
                          of Incorporation of the Registrant incorporated by reference to the Company's Quarterly Report on Form
                          10-Q for the quarter ended June 30, 1997.

         4.3     --       By-laws of the Registrant (incorporated by reference
                          to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, as amended by the Company's Form 8 filed March 8, 1993).

         4.4     --       Specimen Common Stock Certificate (incorporated by
                          reference to Exhibit 4.1 of the Company's Registration
                          Statement on Form S-1, as amended (Reg, No.
                          33-65504)).

         4.5     --       Common Stock Purchase Warrant of the Company dated
                          October 16, 1990, issued to Joseph A. Reeves, Jr.
                          (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the year ended December 31, 1991, as amended by the Company's
                          Form 8 filed March 4, 1993).

         4.6     --       Common Stock Purchase Warrant of the Company dated
                          October 16, 1990, issued to Michael J. Mayell
                          (incorporated by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1991, as amended by the Company's
                          Form 8 filed March 4, 1993).

         4.7     --       Registration Rights Agreement dated October 16, 1990,
                          among the Company, Joseph A. Reeves, Jr. and Michael
                          J. Mayell (incorporated by reference to Exhibit 10.7 of the Company's Registration Statement on Form S-4, as amended (Reg. No. 33-37488)).

         4.8     --       Warrant Agreement dated June 7, 1994, between the
                          Company and Joseph A. Reeves, Jr. (incorporated by reference to Exhibit 4.1 of the Company's Quarterly
                          Report on Form 10-Q for the quarter ended June 30,
                          1994).

         4.9     --       Warrant Agreement dated June 7, 1994, between the
                          Company and Michael J. Mayell (incorporated by reference to Exhibit 4.1 of the Company's Quarterly
                          Report on Form 10-Q for the quarter ended June 30,
                          1994).

         4.10    --       Form of 1993 Non-Employee Director Stock Option
                          Agreement (incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 (Reg.
                          No. 33-86788)).

         4.11    --       Credit Agreement dated as of November 5, 1997 among
                          The Meridian Resource Corporation, the several Lenders from time to time parties thereto and The Chase
                          Manhattan Bank, as Administrative Agent.

         4.12    --       Texas Meridian Resources Corporation 1995 Long-Term
                          Incentive Plan (incorporated by reference to Exhibit
                          10.6 of the Company's [Annual Report on Form 10-K for the year ended December 31, 1996]).

         4.13    --       Texas Meridian Resources Corporation 1997 Long-Term
                          Incentive Plan (incorporated by reference to Exhibit
                          10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

         4.14    --       Cairn Energy USA, Inc. 1993 Stock Option Plan, as
                          amended (incorporated by reference to Exhibit 10.9 of Cairn Energy USA, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993).

         4.15    --       Cairn Energy USA, Inc. 1993 Directors Stock Option
                          Plan, as amended (incorporated by reference to Exhibit 10.6 of Cairn Energy USA, Inc.'s Registration
                          Statement on Form S-1 (Reg. No. 33-64646)).

         4.16    --       Pledge Agreement dated as of November 5, 1997 by Cairn
                          Energy USA, Inc., Texas Meridian Resources
                          Exploration, Inc., Texas Meridian Production
                          Corporation and Texas Meridian Finance Corporation in favor of The Chase Manhattan Bank.

         4.17    --       Guarantee dated November 5, 1997 by Cairn Energy USA,
                          Inc., Texas Meridian Resources Exploration, Inc.,
                          Texas Meridian Production Corporation and Texas
                          Meridian Finance Corporation in favor of The Chase
                          Manhattan Bank.

         5.1     --       Opinion of Fulbright & Jaworski L.L.P.

        23.1     --       Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5.1).

        23.2     --       Consent of Ernst & Young LLP with respect to the
                          financial statements of The Meridian Resource
                          Corporation.

        23.3     --       Consent of Ryder Scott Petroleum Company.

        24.1     --       Powers of Attorney (included on page II-5 of this
                          Registration Statement).

                 As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

ITEM 9. UNDERTAKINGS.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed-on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 11, 1997.

                                               THE MERIDIAN RESOURCE CORPORATION

                                               By: /s/ Joseph A. Reeves, Jr.
                                                  ------------------------------
                                                       Joseph A. Reeves, Jr.
                                                      Chief Executive Officer

                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr. and Michael J. Mayall, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                  Title                       Date
         ---------                  -----                       ----

/s/Joseph A. Reeves, Jr.     Chief Executive Officer        November 11, 1997
------------------------   (Principal Executive Officer)
   Joseph A. Reeves, Jr.   Director and Chairman of the
                                    Board

/s/Michael J. Mayall         President and Director         November 11, 1997
------------------------
   Michael J. Mayell

/s/Lloyd V. DeLano          Vice President-Director of      November 11, 1997
------------------------   Accounting (Chief Financial and
    Lloyd V. DeLano            Accounting Officer)

/s/Joe E. Kares                      Director               November 11, 1997
------------------------
   Joe E. Kares

 /s/James T. Bond                    Director               November 11, 1997
------------------------
    James T. Bond

/s/Gary A. Messersmith               Director               November 11, 1997
------------------------
   Gary A. Messersmith

 /s/Jack A. Prizzi                   Director               November 11, 1997
------------------------
   Jack A. Prizzi

                                             EXHIBIT INDEX


       Exhibit
        Number                                              Description                                                 Page Number
       -------                                              -----------                                                 ------------
         4.1     --Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, as amended by the Company's Form 8 filed March 8, 1993).

         4.2     --Amendment to the Second Amended and Restated Articles of Incorporation of the Registrant
                   incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended
                   June 30, 1997.

         4.3     --By-laws of the Registrant (incorporated by reference to the Company's Annual Report on
                   Form 10-K for the fiscal year ended December 31, 1991, as amended by the Company's Form 8 filed March 8, 1993).

         4.4     --Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's
                   Registration Statement on Form S-1, as amended (Reg, No. 33-65504)).

         4.5     --Common Stock Purchase Warrant of the Company dated October 16, 1990, issued to Joseph A.
                   Reeves, Jr. (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form
                   10-K for the year ended December 31, 1991, as amended by the Company's Form 8 filed March 4,
                   1993).

         4.6     --Common Stock Purchase Warrant of the Company dated October 16, 1990, issued to Michael J.
                   Mayell (incorporated by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K
                   for the year ended December 31, 1991, as amended by the Company's Form 8 filed March 4, 1993).

         4.7     --Registration Rights Agreement dated October 16, 1990, among the Company, Joseph A. Reeves, Jr.
                   and Michael J. Mayell (incorporated by reference to Exhibit 10.7 of the Company's Registration
                   Statement on Form S-4, as amended (Reg. No. 33-37488)).

         4.8     --Warrant Agreement dated June 7, 1994, between the Company and Joseph A. Reeves, Jr.
                   (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for
                   the quarter ended June 30, 1994).

         4.9     --Warrant Agreement dated June 7, 1994, between the Company and Michael J. Mayell (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).

         4.10    --Form of 1993 Non-Employee Director Stock Option Agreement (incorporated by reference to Exhibit
                   4.9 of the Company's Registration Statement on Form S-8 (Reg. No. 33-86788)).

         4.11    --Credit Agreement dated as of November 5, 1997 among The Meridian Resource Corporation, the several Lenders from time to time parties thereto and The Chase Manhattan Bank, as
                   Administrative Agent.

         4.12    --Texas Meridian Resources Corporation 1995 Long-Term Incentive Plan (incorporated by reference to Exhibit [10.6] of the Company's [Annual Report on Form 10-K for the year ended December 31,
                   1996]).

         4.13    --Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                   1997).

         4.14    --Cairn Energy USA, Inc. 1993 Stock Option Plan, as amended (incorporated by reference to Exhibit
                   10.9 of Cairn Energy USA, Inc.'s Annual Report on Form 10-K for the year ended December 31,
                   1993).

         4.15    --Cairn Energy USA, Inc. 1993 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit 10.6 of Cairn Energy USA, Inc.'s Registration Statement on Form S-1 (Reg. No. 33-
                   64646)).

         4.16    --Pledge Agreement dated as of November 5, 1997 by Cairn Energy USA, Inc., Texas Meridian
                   Resources Exploration, Inc., Texas Meridian Production Corporation and Texas Meridian
                   Finance Corporation in favor of The Chase Manhattan Bank.

         4.17    --Guarantee dated November 5, 1997 by Cairn Energy USA, Inc., Texas Meridian Resources
                   Exploration, Inc., Texas Meridian Production Corporation and Texas Meridian Finance
                   Corporation in favor of The Chase Manhattan Bank.

         5.1     --Opinion of Fulbright & Jaworski L.L.P.

         23.1    --Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

         23.2    --Consent of Ernst & Young LLP with respect to the financial statements of The Meridian Resource
                   Corporation.

         23.3    --Consent of Ryder Scott Petroleum Company.

         24.1    --Powers of Attorney (included on page II-5 of this Registration Statement).


         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.